JOHN HANCOCK WORLD FUND
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock World Fund (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established three new series of its shares, namely, John Hancock Biotechnology Fund, John Hancock Communications Fund, and John Hancock Consumer Industries Fund (the "Funds"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Funds in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                   JOHN HANCOCK WORLD FUND
                                   On behalf of John Hancock Biotechnology Fund, John Hancock Communications Fund, and
                                   John Hancock Consumer Industries Fund


ATTEST:/s/Susan S. Newton                      By: Maureen R. Ford
       ------------------                          ---------------
          Susan S. Newton, Secretary               Maureen R. Ford, President

Dated:  March 1, 2001


         We are willing to render transfer agency services to John Hancock Biotechnology Fund, John Hancock Communications Fund, and John Hancock Consumer Industries Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                  JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST:  Carmen M. Pelissier      By: Charles J. McKenney, Jr.
         -------------------          -----------------------
                                      Charles J. McKenney, Jr., Vice President

Dated:  March 1, 2001

s:\funds\world\biotechnology\biotechnology, communications, consumer industries ta agt amdmnt